Exhibit 10.2

Execution Version

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS GLASSBRIDGE ENTERPRISES, INC. HAS EXPRESSLY CONSENTED IN WRITING THERETO AND (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

GLASSBRIDGE ENTERPRISES, INC.

Secured Promissory Note

$4,000,000.00	September 28, 2017

FOR VALUE RECEIVED, the undersigned, GlassBridge Enterprises, Inc., a Delaware corporation f/k/a Imation Corp. (the “Company”), hereby promises to pay to the order of IOENGINE, LLC, a Delaware limited liability company (the “Noteholder”), on or before September 28, 2020 (the “Maturity Date”), the principal amount of Four Million Dollars ($4,000,000.00) plus the PIK Interest Accrual Amount (as defined below) and interest on the unpaid principal amount of this Note as provided below.

1.            THE NOTE

This Secured Promissory Note (this “Note”) is issued pursuant to that certain Settlement Agreement dated as of even date with this Note, by and between the Company and the Noteholder. The Company’s obligations under this Note are secured by the collateral granted pursuant to that certain Pledge Agreement, also dated as of even date with this Note, by and between the Company and the Noteholder (as amended or supplemented from time to time, the “Pledge Agreement”).

2.            INTEREST RATE

All unpaid principal amounts under this Note (including any PIK Interest Accrual Amount capitalized into principal as of the PIK Interest Payment Date, if any (each as defined below)) shall accrue interest at an annual rate equal to four percent (4%). Notwithstanding the foregoing, the interest rate shall be automatically reduced, without any amendment by the parties, to be equal to an annual rate of two percent (2%) with respect to any portion of the outstanding principal amount (including any PIK Interest Accrual Amount capitalized into principal as of the PIK Interest Payment Date, if any (each as defined below)) that is fully secured by Bank Collateral (as defined in the Pledge Agreement) in accordance with the terms of the Pledge Agreement and only for such periods so fully secured. Interest shall be computed on the basis of a 365-day year and the actual days elapsed and shall be payable in arrears on the PIK Interest Payment Date (by capitalizing such accrued interest as of such date in accordance with Section 3.2) and on each Cash Payment Date (as defined below).

3.            ACCRUAL AND PAYMENT PROVISIONS

3.1               Certain Definitions.

3.1.1          “Cash Payment Dates” means each of June 30, 2019; September 30, 2019; December 31, 2019; March 31, 2020; June 30, 2020; and the Maturity Date.

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3.1.2          “Issuance Date” shall mean September 28, 2017.

3.1.3          “PIK Interest Accrual Period” shall mean the period commencing as of the Issuance Date and concluding on June 30, 2019.

3.1.4          “PIK Interest Accrual Amount” shall mean the amount of interest accrued during the PIK Interest Accrual Period on the outstanding principal amount hereunder from time to time at the rate(s) set forth in Section 2 above.

3.1.5          “PIK Interest Payment Date” shall mean June 30, 2019.

3.2               PIK Interest Accrual and Payment. During the PIK Interest Accrual Period, interest shall accrue at the rates set forth in Section 2 but no payments of principal or accrued interest shall be due (other than by an acceleration after an Event of Default); provided that upon any prepayment of principal during the PIK Interest Accrual Period, all accrued interest on such principal shall be due on the date of such prepayment and must be paid together with such principal. On the PIK Interest Payment Date, the PIK Interest Accrual Amount shall be paid in kind such that effective as of the PIK Interest Payment Date the PIK Interest Accrual Amount shall be deemed to constitute, and shall be capitalized into, outstanding principal.

3.3               Cash Payments. On each of the Cash Payment Dates, cash payments of outstanding principal and interest shall be due and payable as follows: (a) the payment amount on each Cash Payment Date shall be an amount not less than sixteen and two-thirds percent (16.67%) of the unpaid outstanding principal and accrued interest as of the PIK Interest Payment Date (after giving effect to the capitalization of the PIK Interest Accrual Amount) and (b) subject to the foregoing Section 3.3(a), estimated on a pro forma basis such that each such cash payment is an amount roughly equal with all subsequent cash payments; (c) all accrued interest shall be paid in cash on each Cash Payment Date; and (d) on the Maturity Date, the Company will pay in cash the sum of any remaining outstanding principal (including any remaining PIK Interest Accrual Amount) together with any remaining accrued and unpaid interest. For illustrative purposes, Schedule A sets forth the payment schedule contemplated above assuming (a) no acceleration pursuant to Section 4.3; (b) an Issuance Date of September 30, 2017; (c) the continuous applicability of a four percent (4%) interest rate for the period of time commencing on the Issuance Date and concluding on the Maturity Date; and (c) no prepayments of principal or interest.

3.4               Payments Due on Business Days. “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York are required or authorized to be closed. Notwithstanding anything in this Note to the contrary, any payment of principal or interest on this Note that is due on a date other than a Business Day may be made on the next Business Day.

3.5               Optional Prepayment. At any time and from time to time, the Company may prepay this Note, in whole or in part, at any time without premium or penalty at a price equal to 100% of the principal amount of the Note so prepaid or redeemed, together with all accrued and unpaid interest thereon (including the PIK Interest Accrual Amount), to the extent applicable. Any voluntary prepayments shall be applied by the Noteholder to principal or interest as directed by the Company but any prepayment of principal shall be accompanied with a corresponding payment of accrued interest as of such date.

3.6               Notice of Optional Prepayment. Notice of each optional prepayment of this Note pursuant to Section 3.3 above must be given in accordance with Section 9.1 hereof not fewer than two (2) Business Days before the prepayment date, which such notice must specify the date of prepayment, the aggregate principal amount to be prepaid on such date, the accrued and unpaid interest applicable to the portion of the Note subject to such prepayment and the application of such payments.

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3.7               Payment Mechanics. All payments to be made hereunder shall be made in lawful money of the United States of America in immediately available funds (other than paid in kind interest permitted under Section 3.1) by wire transfer to the Noteholder’s account, as provided by Noteholder to the Company from time to time.

4.            DEFAULTS

4.1               Certain Definitions.

4.1.1          “Reorganization” means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

4.1.2          “Permitted Transaction” means (a) sales or transfers to an affiliate or related entity as part of a corporate restructuring provided such affiliate and related entity become an obligor under this Note contemporaneously with such sale or transfer; (b) sales or transfers to which the Noteholder consents in writing, such consent not to be unreasonably withheld and (c) a sale or transfer of the Pledged Note in a manner that complies with the terms and conditions of the Pledge Agreement.

4.2               An “Event of Default” will exist if any of the following conditions or events occurs and is continuing:

4.2.1          The Company defaults in the payment, when due, of any principal payment under Section 3, or the Company defaults in the payment, when due, of any interest payment under Section 3, and such payment default is not remedied within fifteen (15) days after the same becomes due and payable; or

4.2.2          The Company (i) files, or consents by answer or otherwise to the filing against it of, a petition or Reorganization (as defined below), (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of approving a Reorganization with respect to the Company, or any of the foregoing; or

4.2.3          A governmental authority enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or with respect to any substantial part of the Company’s property, or constituting an order for relief or approving a petition for Reorganization, or any such petition is filed against the Company and such petition is not dismissed within 60 days; or

4.2.4          The Company shall be in default under the material covenants set forth herein (other than a covenant described in Section 4.2.1 above) or in the Pledge Agreement and shall fail to cure such default on the earlier of thirty (30) days following (i) written notice from the Noteholder of such default or (ii) the Company having actual knowledge of the existence of such default; or

4.2.5          Any representation or warranty made by the Company under or in connection with this Note or the Pledge Agreement shall have been incorrect in any material respect when made;

4.2.6          This Note or the Pledge Agreement shall cease, for any reason other than the actions or omissions of the Noteholder, to be in full force and effect, or the Company shall so assert, or any lien created by the Pledge Agreement shall cease to be enforceable and of the same priority purported to be created thereby; or

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4.2.7          The Company merges with another entity and is not the surviving entity, or sells or transfers all or substantially all of its assets other than a Permitted Transaction.

4.3               Acceleration. Upon the occurrence and during the continuance of any Event of Default specified in Section 4.2.2 or Section 4.2.3, this Note and all outstanding principal and other amounts due and owing hereunder will automatically, without notice, become immediately due and payable. Upon the occurrence and during the continuance of any Event of Default other than the type specified in Section 4.2.2 or 4.2.3, the Noteholder may declare this Note due and payable by giving notice to the Company. Upon the occurrence and during the continuance of an Event of Default, the Noteholder shall be entitled to exercise the rights of a secured party under the Uniform Commercial Code and other applicable law.

5.             RePRESENTATIONS AND WARRANTIES; CoveNANTS

As of the Issuance Date, the Company hereby represents and warrants to the Noteholder that:

5.1               The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, has full power, authority and legal right to execute, deliver and perform this Note and the Pledge Agreement and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Note and the Pledge Agreement on the terms and conditions hereof and thereof and has duly executed and delivered this Note and the Pledge Agreement;

5.2               this Note and the Pledge Agreement constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

5.3               the execution, delivery and performance by the Company of this Note and the Pledge Agreement will not violate the restated certificate of incorporation and bylaws of the Company or, to the knowledge of the Company, any provision of law or regulation or of any judgment, order or decree of any court, arbitrator or governmental authority or of any agreement of any nature whatsoever, binding upon the Company or its assets;

5.4               no consent, authorization or approval of, filing with, notice to or exemption from any governmental authority (other than disclosures or filings with the U.S. Securities and Exchange Commission), creditor of the Company or any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this Note or the Pledge Agreement; and

5.5               no Event of Default has occurred and is continuing, is currently contemplated to occur, or will occur immediately after giving effect to this Note.

The Company makes no representations or warranties in this Note, express or implied, other than the express foregoing representations and warranties of the Company made as of the Issuance Date set forth in this Section 5.

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6.             NO TRANSFERS

This Note may not be sold, assigned, transferred or pledged (“Transferred”) by the Noteholder unless the Company has expressly consented in writing thereto, which consent shall not be unreasonably withheld, delayed or conditioned; provided (i) such consent shall not be required during the occurrence of an Event of Default; (ii) such consent shall not be required for a Transfer to an affiliate of the Noteholder; (iii) the Company may withhold consent in its sole and absolute discretion for any Transfer to a competitor or to any party with a then existing business relationship with GlassBridge Enterprises, Inc.; and (iv) the Company shall be deemed to consent to a Transfer unless the Company shall object thereto by written notice to the Noteholder within twenty (20) days after having received notice thereof. In addition, this Note may not be Transferred by the Noteholder unless (i) a registration statement with respect thereto is effective under the Securities Act, and any applicable state securities law requirements have been met (the costs and expenses of any such registration to be borne by Noteholder) or (ii) exemptions from the registration requirements under the Securities Act and the registration or qualification requirements of applicable state securities laws are available.

7.             COMPANY WAIVERS

The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices (except as expressly provided herein) in connection with the delivery, acceptance, performance or enforcement of this Note.

8.             AMENDMENT AND WAIVER

8.1               Requirements. This Note may be amended and the observance of this Note may be waived (either retroactively or prospectively) as follows:

(a)	in the case of a waiver, by a written waiver or consent signed by the party against whom the waiver is to be enforced;

(b)	in the case of an amendment, by a written instrument signed by the Company and the Noteholder.

8.2               Binding Effect, etc. Any amendment, waiver or consent consented to as provided in this Section 8 will be binding upon the Noteholder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Noteholder nor any delay in exercising any rights hereunder will operate as a waiver of any rights of the Noteholder.

9.             MISCELLANEOUS

9.1               Notices. All notices and other communications required or permitted to be given or otherwise provided under this Note must be in writing and must be given or otherwise provided: (a) by hand (in which case, it will be effective upon delivery); (b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission by the intended recipient; provided, that such communication is also sent by some other means permitted by this Section 9.1); or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service); in each case, to the address (or facsimile number) listed below:

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If to the Noteholder, to:

IOENGINE, LLC

22 Ensign Road

Norwalk, CT 06853

Attn: Scott McNulty, CEO

with a copy to:

Simpson Thacher & Bartlett, LLP

425 Lexington Ave.

New York, NY 10017

Attn: Noah M. Leibowitz, Esq.

If to the Company, to:

GlassBridge Enterprises, Inc.

1099 Helmo Avenue, Suite 250

Oakdale, MN 55128

Attn: Danny Zheng, Chief Financial Officer

with a copy to:

GlassBridge Enterprises, Inc.

1099 Helmo Avenue, Suite 250

Oakdale, MN 55128

Attn: Tavis J. Morello, General Counsel

and to:

Quinn Emanuel Urquhart & Sullivan, LLP

50 California Street, 22nd Floor

San Francisco, California 94111

Attn: Charles K. Verhoeven, Esq. & Carl G. Anderson, Esq.

The Company and the Noteholder may specify different address or facsimile number by giving notice in accordance with this Section 9.1 to the other party.

9.2               Governing Law. This Note, the negotiation, terms and performance of this Note, the rights of the parties under this Note, and all actions arising in whole or in part under or in connection with this Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

9.3               Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HERETO HEREBY WAIVE, AND COVENANT THAT THEY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS NOTE, or the negotiation, terms or performance hereof or thereof, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES HERETO IRREVOCABLY TO WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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9.4               Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Noteholder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

9.5               Successors and Assigns. All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns whether so expressed or not; provided that neither the Company, nor the Noteholder may assign or otherwise transfer its rights and obligations hereunder without the prior written consent of the other party.

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IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Danny Zheng
Name:	Danny Zheng
Title:	Chief Financial Officer,
Interim Chief Executive Officer

Accepted and Agreed:

IOENGINE, LLC

By:	Scott McNulty

Name: Scott McNulty

Title:  CEO

Signature Page to Secured Promissory Note

SCHEDULE A

Illustration of Amortization & Payment Schedule

Date	Principal Outstanding	PIK Interest Accrual	Non-PIK Interest Accrual	Payment	Payment Application to Principal	Payment Application to Interest	Outstanding Balance
Issuance Date (09/28/17)	$4,000,000.00	$0.00	$0.00	$0.00	$0.00	$0.00	$4,000,000.00
12/31/17	$4,000,000.00	$41,205.48	$0.00	$0.00	$0.00	$0.00	$4,041,205.48
03/31/18	$4,000,000.00	$39,452.05	$0.00	$0.00	$0.00	$0.00	$4,080,657.53
06/30/18	$4,000,000.00	$39,890.41	$0.00	$0.00	$0.00	$0.00	$4,120,547.95
09/30/18	$4,000,000.00	$40,328.77	$0.00	$0.00	$0.00	$0.00	$4,160,876.71
12/31/18	$4,000,000.00	$40,328.77	$0.00	$0.00	$0.00	$0.00	$4,201,205.48
03/31/19	$4,000,000.00	$39,452.05	$0.00	$0.00	$0.00	$0.00	$4,240,657.53
06/30/19	$4,240,657.53	$0.00	$42,290.39	$(731,754.96)	$(689,464.57)	$(42,290.39)	$3,551,192.97
09/30/19	$3,551,192.97	$0.00	$35,803.81	$(731,754.96)	$(695,951.15)	$(35,803.81)	$2,855,241.81
12/31/19	$2,855,241.81	$0.00	$28,787.10	$(731,754.96)	$(702,967.87)	$(28,787.10)	$2,152,273.95
03/31/20	$2,152,273.95	$0.00	$21,463.77	$(731,754.96)	$(710,291.19)	$(21,463.77)	$1,441,982.76
06/30/20	$1,441,982.76	$0.00	$14,380.32	$(731,754.96)	$(717,374.64)	$(14,380.32)	$724,608.12
Maturity Date (09/28/20)	$724,608.12	$0.00	$7,146.84	$(731,754.96)	$(724,608.12)	$(7,146.84)	$0.00
TOTALS:		$240,657.53	$149,872.23	$(4,390,529.77)	$(4,240,657.54)	$(149,872.23)

The foregoing illustration of amortization and payment schedule assumes: (a) an Issuance Date of September 28, 2017; (b) the continuous applicability of a four percent (4%) interest rate for the period of time commencing on the Issuance Date and concluding on the Maturity Date; and (c) assumes no prepayments of principal or interest.

Secured Promissory Note (GlassBridge Enterprises, Inc. / IOENGINE LLC)	Schedule A